SVB Financial Group Q2 2020 CEO Letter July 23, 2020 To our Stakeholders: In the second quarter, our clients and our markets demonstrated notable resilience, even as the broader economy continued to weaken. Against this backdrop, we delivered strong Q2 performance with Earnings per Share of $4.42, Net Income of $229M and Return on Equity of 13.36 percent. Our results reflected robust balance sheet growth, exceptional client liquidity, resilient net interest income, low credit losses, record investment banking revenues, and healthy market-related gains during the quarter. While uncertainty over the impact of COVID-19 on the economy and business activity makes it challenging to provide a complete outlook for 2020, we are providing a 2H 2020 outlook for select business drivers. We remain well-positioned to support our clients and navigate market conditions We are operating effectively through challenging and changing markets. 1. We are operating seamlessly in a remote work environment and continue to support our clients, employees and communities through a variety of programs and financial commitments. 2. Our strong capital and significant liquidity enable us to support growth, help our clients and manage shifting economic conditions while continuing to invest in our business. 3. Our growing balance sheet reflects long-term growth fueled by high-quality assets and strong client liquidity from public and private fundraising activity. 4. The combination of deferral programs, PPP loans, slowing cash burn and new investor commitments is extending our clients’ runway; loan losses remain muted, with higher – but still low – levels of nonperforming loans, and we continue to actively monitor our portfolio and engage with clients. 5. Our experienced, proven leadership and strong global team have successfully navigated past crises and economic cycles. 6. Our business model is resilient, and we are well-positioned for long-term growth. Operating seamlessly in a remote work environment with continued support for our employees, clients and communities Like every company, we continue to grapple with the impacts of the global pandemic and recession, and we have remained focused on supporting our employees, clients and communities through this challenging time. Our smooth transition to remote work in the Spring was enabled in part by the investments we’ve made in technology and infrastructure. Likewise, the many benefits we’ve introduced to provide SVBers with work-, life- and health-related support have further helped this transition, as have the resilience and flexibility of our employees. The systematic and efficient payment deferral programs we created in March gave many of our clients additional time and flexibility to adapt to shifting market conditions, improving the prospects for positive outcomes, while freeing us to focus on clients needing more customized support. We have originated $1.8 billion of loans under the SBA’s Paycheck Protection Program and recently became an accredited lender for similar programs in the UK: the Coronavirus Business Interruption Loan Scheme (CBILS) and the Coronavirus Large Business Interruption Loan Scheme (CLBILS). While the pandemic has disrupted in-person events, it has not affected our commitment to client engagement or our ability to bring our clients together in high-value-add events. By actively embracing virtual events, we have increased the number of bespoke client events we delivered in the first six months of the year by six times over the same period last year and have gotten tremendous positive feedback from clients on the value of these events. We are delivering on our commitment to our communities of $5.5 million for COVID-19 relief initiatives. More recently, we have put more focus and resources toward our commitment to Inclusion and Diversity at SVB and to championing causes that impact access to and diversity in the Innovation Economy 1 Q2 2020 Earnings Highlights

Well-capitalized with significant liquidity We are well positioned to support our clients in this market. We have a highly liquid, high-quality balance sheet – the strongest in our history – and our healthy capital levels enable us to meet our clients’ needs and invest in our business, while providing flexibility and reserves during uncertain economic times. Our risk-based capital ratios remain well above regulatory minimums for well-capitalized banks. While exceptional deposit growth from increasing client liquidity in the second quarter pushed our bank Tier 1 leverage ratio slightly below our target range of 7% to 8%, we have significant capital at the holding company that can be down-streamed to the Bank to support capital ratios if asset growth continues at this pace. We also expect roll-offs of PPP-related loans in the second half of the year to ease pressure on our bank Tier 1 Leverage ratio. Approximately 53% of our assets – $46 billion – are held in cash and marketable securities. We have ample liquidity to support our business and we further bolstered liquidity in the second quarter by issuing $500 million of 3.125% Senior Notes at the holding company. We also have access to additional liquidity, through diverse borrowing channels, secured primarily by agency-backed mortgage securities and U.S. Treasuries. Our ongoing efforts to enhance our liquidity management offerings give us significant flexibility to meet our clients’ needs while targeting an optimal balance sheet mix. To further preserve our flexibility in the uncertain economic and rate environment, we expect to moderate our securities purchases and limit duration extension as we grow our balance sheet. Our loan portfolio is stronger and more diversified than ever. Loans to early-stage, venture-backed companies – the segment of our clients typically most vulnerable to negative economic shifts – represent only five percent of loans, less than half our exposure in 2009. Most of our current loan portfolio (59%) consists of capital call lines of credit and private bank mortgages, which have a history of exceptionally low losses. We have little to no direct lending exposure to most of the hardest hit economic sectors and most of our portfolio continues to perform well at present Continued strong client growth and robust VC fundamentals Despite the impact of COVID-19, Venture Capital (VC) remained activei in the second quarter providing support for our clients and our growth. US VC investment was healthy and on par with Q1, at nearly $35B during the quarter, primarily focused on late- stage deals, consistent with trends of the past few years. Most investments were follow-ons; first-time financings continued to decline, likely exacerbated by the impact of quarantine measures on in-person diligence meetings. Nevertheless, opportunity and high levels of dry powder motivated an increasing (though still small) number of VCs to make new investments without in-person meetings. VC fundraising also remained strong, at approximately $22B billion in the quarter, reflecting continued LP appetite. Fundraising in 2020 appears on pace to exceed 2019, although the trend of fewer funds raising most of the dollars continues, dominated by mega-rounds. As with VC investing, most of the funding success is being driven by more established funds, rather than first-time managers. Despite healthy VC investment and fundraising, US VC-backed exits appear to be on track for their worst year since 2011. There were 16 IPOs during the quarter, all but one in healthcare. Year to date, 92 percent of all US venture- backed IPOs have been healthcare companies and 75% of these were SVB clients. US Private Equity (PE) fundraising remained strong in the second quarter, although investing and exits were down markedly over prior periods, as deal numbers and valuations declined and many in-progress deals were cancelled due to deteriorating business conditions for some companies. Fundraising was driven by larger firms with well- established LP bases that transitioned relatively easily to virtual fundraising processes. Against this backdrop, we continued to see healthy activity among our clients. We added more than 1,500 new clients in the second quarter, our strongest quarter ever for core commercial client acquisition. This healthy pace of new client wins reflects our continued focus on operational excellence and product innovation, with particularly strong results from our startup banking team. Over time, this focus and our emphasis on building long-term relationships with clients have enabled us to cement our reputation as the partner of choice for entrepreneurs and investors, while maintaining 50 percent market share of all US VC-backed technology and life science companies. 2 Q2 2020 Earnings Highlights

Proven leadership and strong global team that have successfully navigated past economic cycles While the current economic situation is unprecedented and its effects may be long-lasting, we are confident in our ability to navigate it successfully. Our management team has a long history of strong execution and effective management throughout major economic cycles. Our outstanding global team of professionals has significant experience in responding to the needs and challenges of our unique clients and a reputation for supporting them through difficult times. Our long expertise in working with high-growth companies and their investors, and our proven ability to execute through crises have enabled us to grow during challenging times through continued investment in our business, new client engagement and focus on the innovation economy, all underpinned by effective credit management. Low Q2 charge-offs with somewhat higher non-performing loans; actively monitoring our loan portfolio and engaging with clients We have a long history of strong, resilient credit quality built on a foundation of high-quality underwriting and portfolio management, and consistency over the long term. Our second quarter provision was driven by our continued reserve build based on modestly deteriorating market conditions, and higher non-performing loans. Loan losses have remained muted to date, due to our successful payment deferral programs, government stimulus, efforts by our clients to cut expenses and continued investor support for companies. We continue to engage actively with our clients to provide support and effect the best possible outcomes. In past down cycles, we have seen elevated losses in our early-stage portfolio, and episodic losses in other parts of the portfolio. These have been followed by a rapid return to more normal credit patterns as our resilient client base resumes business activities. The length and depth of the current downturn will ultimately determine how quickly business conditions return to normal, but we believe the quality of our loan portfolio, strong underwriting and proactive credit management have positioned us to perform well overall, as we have in past downturns. Resilient business model and solid positioning for long-term growth Our long-term approach to maintaining high quality growth, capital and investments has established a base of strength and stability that we believe will enable us to support our clients over the long term. Our focus on the innovation ecosystem, and the networks and deep relationships we’ve cultivated globally over decades, allow us to make meaningful connections for our clients and provide value beyond the capabilities of a typical bank. The unparalleled access, connections and insights we can offer because of our unique place at the center of the global innovation ecosystem differentiate us and make us the partner of choice for innovators. Our markets are resilient because innovation is a primary driver of the global economy, and we believe the pace of innovation and investment in it will continue to grow and accelerate over time. Venture Capital and Private Equity are both sitting on significant levels of uninvested capital and we expect those investors will continue to look for ways to put that capital to work as soon as they can gain better visibility into the markets. We think this cycle will contribute to continued new company formation and funding that, in turn, will ensure our clients’ liquidity remains strong. We believe the investments we’ve made, and are making, in enhancing the digital client experience, geographic expansion, and diversification of our business, as well as in people and systems, will provide the foundation for continued profitable growth and operating leverage. These investments enhance our ability to compete globally and we believe they will continue to differentiate us with clients. The long-term effects of the current economic crisis are uncertain, but our long experience with innovators and investors gives us confidence in the continued resilience of our business to withstand the challenges ahead. New 2H 2020 outlook for select business drivers We are issuing a new outlook for select business drivers for the second half of 2020 and are expecting a stable to growing balance sheet, even as the broader economic environment remains challenging. While much about the economic outlook and progression of COVID-19 remains uncertain and circumstances could change rapidly, based on where we are today, we believe we have reasonable visibility into the remainder of the year. The specific business drivers for which we are providing a 2H’20 outlook are average loan and deposit balances, net interest income and NIM, core fee income, expenses and tax rate. 3 Q2 2020 Earnings Highlights

In any economy, we generally look to several key variables to gauge our future performance. These variables, which are helpful in understanding our business opportunities and challenges, include but are not limited to VC and PE fundraising and investment, exit and capital markets activity, the shape of the yield curve, the health of the broader economy and competition. In addition, PPP forgiveness timing, the potential for future waves of COVID- 19 infection and the results of the November Presidential election are expected to impact our results. Average loans We expect 2H’20 average loan balances to be flat to slightly down from the Q2 average of $36.5B. This assumes elevated repayments of private equity loans tied to lower levels of investment and deal activity, lower utilization as a result of client moves to bolster liquidity levels and reduce cash burn, and forgiveness of approximately 75% of PPP loans. We expect a partial offset to this activity from strong private bank mortgage origination and generally stronger deal activity in the fourth quarter. Average deposits We expect 2H’20 average deposit balances to be between $71B and $74B, versus 1H average balances of $64.8B. Expected upside deposit drivers include clients continuing to conserve cash and the continuation of the healthy public and private market activity we’ve seen to date. A notable slowdown in VC or PE activity among our clients could drive deposits to the downside. In general, we expect client liquidity to remain very strong, affecting both on and off-balance sheet funds growth. NII and NIM We expect 2H’20 net interest income to remain resilient at between $1.05B and $1.09B, generally in line with NII in the first half of the year. This expectation stems from continued low deposit costs due to lower rates, potentially widening spreads on loans, and a continued mix shift to higher yield Technology, Life Science & Healthcare lending. NII will also be helped by a variety of protections we’ve put in place, including $10.6B of active loan floors and $211M of locked-in gains from interest-rate swaps (each as of June 30, 2020). We will continue to monitor the rate environment to determine whether additional measures are needed to protect our earnings. We expect 2H 20 net interest margin to be between 2.70% and 2. 80%, due to lower interest rates on loans (including $1.8 billion of SBA PPP loans), declining yields in our investment securities portfolio, and elevated (though lower than Q2) cash levels. This compares to NIM of 2.95% for the first half of 2020. Core Fee Income We expect 2H’20 core fee income to be between $255M and $275M, a decline from the first half of the year ($301M), driven by expectations of lower client investment fee income due to lower rates, and lower card and FX income due to lower levels of client activity, potentially offset somewhat by higher client investment fund balances and our ongoing efforts to deepen our client engagement.. Expenses We expect 2H’20 expenses to be between $900M and $930M (compared to $879M in 1H’20), due to higher FTE, higher professional services and project costs related to our strategic investments, donation of PPP fees, and higher incentive compensation related to SVB Leerink outperformance. The final range will depend in large part on the timing of our PPP donation and SVB Leerink performance for the remainder of 2020. Tax Rate We expect our 2H’20 effective tax rate to remain steady between 27% and 29%. Credit Commentary While we are not providing an updated credit outlook for 2020, based on our portfolio analysis and experience, we expect to see the following credit dynamics in each of our portfolios for the remainder of 2020. • Private Equity/Venture Capital (49% of loans): We expect continued strong credit performance and low credit costs in line with historical performance in our Private Equity/Venture Capital portfolio. • Private Bank (10% of loans): We expect continued strong credit quality in our mortgage portfolio, although we could see a small number of charge-offs given current economic stress. • Early stage (5% of loans): We expect the highest losses in our early-stage portfolio, which makes up only 5% of loans but is the most vulnerable even in good economic conditions. That said, we expect loss rates to be below historical peak losses for this portfolio and to be mitigated by lower average loan balances. 4 Q2 2020 Earnings Highlights

• Mid- and later-stage Technology and Life Science & Healthcare (Investor Dependent, Cash Flow and Asset- Based) (27% of loans): We expect elevated, episodic, but manageable, near-term losses among our mid- and later-stage borrowers due to growth in these segments over time. In the technology portfolio, we are especially watching Consumer Internet companies, and those with direct exposure to the most severely affected segments of the economy. In the life science & healthcare portfolio, we are watching companies dependent on clinical trials and elective healthcare services, although many of these services have resumed around the country. Risks in these portfolios are somewhat mitigated by higher asset coverage and enterprise values of these borrowers, relative to early-stage borrowers. • Wine (3% of loans): Most of our wine loans (75%) are secured by prime vineyard property, primarily in Napa and Sonoma, and our working capital borrowers tend to enjoy high margins on their ultra-premium products. For this reason, we expect relatively low credit losses in our wine portfolio. However, we expect continued bans on in-restaurant dining and tasting-room visits to drive higher non-performing loans in this category. We are encouraged by the degree to which credit quality has remained healthy. However, based on Q2’s higher (although still very low) non-performing loan levels, we expect to see elevated charge-offs in the second half of 2020. We expect these charge-offs to be manageable and believe we have adequately reserved for them. We believe our reserve modeled on economic scenarios is ample, but if economic forecasts worsen materially in the second half of 2020, we could see a higher provision. Final Thoughts While the current environment is challenging and the coming months may be more so, SVB is in the strongest financial position in its history, and we believe we are well-prepared to support our clients and manage effectively through the crisis. We are helping our clients manage their near-term challenges while maintaining our focus on our long-term strategic initiatives to drive growth and scalability in the future. We believe our continued investments in people, digital client experience, geographic expansion and diversification of our business will enable us to remain differentiated over the long term. None of these achievements would be possible without the hard work of our more than 3,900 employees around the world, who have demonstrated in countless ways in these past few months their commitment to our clients, their passion for our business, and their ingenuity when it comes to solving problems. We are so grateful to them and know their passion comes from their desire to help our clients succeed. We are also grateful to our clients for the trust they have placed in us and for giving us the opportunity to demonstrate what true partnership looks like. Because of our employees, because of our clients and because of the opportunities we see ahead, we remain optimistic about our long-term prospects supporting innovators and their investors in the most dynamic segment of the global economy. We will continue to focus on being the most valuable partner to our clients and fortifying our position as the bank of the global innovation economy. Greg Becker President and CEO i Source for VC and PE data: Q2 2020 Pitchbook-NVCA Venture Monitor and Q2 2020 Pitchbook US PE Breakdown NOTE: This CEO Letter should be read together with our Q2 2020 Financial Highlights Slides and Q2 2020 Earnings Release, dated July 23, 2020. Additionally, this CEO Letter contains forward-looking statements, which are subject to known and unknown risks and uncertainties, many of which may be beyond our control. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we have based these expectations on our current beliefs as well as our assumptions, and such expectations may not prove to be correct. Actual results could differ. Important factors that could cause our results and financial condition to differ from our expectations are described in our Q2 2020 Earnings Release, dated July 23, 2020, under the section “Forward-Looking Statements” and further discussed in our most recent Annual Report filed on Form 10-K and our latest Quarterly Report filed on Form 10-Q. The forward-looking statements included in this release are made only as of the date of this letter. We do not intend, and undertake no obligation, to update these forward-looking statements. 5 Q2 2020 Earnings Highlights

Q2 2020 Financial highlights

Contents Q2 2020 Snapshot and current PAGE environment 3 2H 2020 Outlook and Q2 2020 PAGE performance detail 12 PAGE Appendix 32 PAGE Non-GAAP reconciliations 50 This presentation should be reviewed with our Q2 2020 Earnings Release and Q2 2020 CEO letter, as well as the company’s SEC filings Q2 2020 Financial Highlights 2

Q2 2020 Snapshot and current environment Q2 2020 Financial Highlights 3

Q2’20 Snapshot: Strong performance and resilient markets despite weaker economy FINANCIAL HIGHLIGHTS EPS: Net Income: ROE: $4.42 $229M 13.36% Q2’20 PERFORMANCE (vs. Q1’20) $177.2B $36.5B $517M +7.1% AVERAGE +8.5% AVERAGE -2.0% NET INTEREST CLIENT FUNDS LOANS ($35.1B, +4.2% INCOME excluding PPP) 158.4M1 $132.5M $66M +152% INVESTMENT -21% CORE FEE -73% PROVISION FOR BANKING REVENUE AND INCOME2 (Lower COVID-19-impacted CREDIT LOSSES COMMISSIONS business activity and rate-driven spread on client investment funds) 1. Investment banking and broker-dealer commissions. 2. Non-GAAP financial measure. See “use of non-GAAP Financial Measures” in our Q2 2020 Earnings Release. Q2 2020 Financial Highlights 4

Q2’20 Highlights: Strong performance and resilient markets despite weaker economy 1. Robust balance sheet growth driven by $12.7B period-end ($6.1B average) deposit inflows as public and private fundraising remain active 2. Record SVB Leerink quarterly revenues of $158M, capitalizing on strong healthcare & life science deal activity 3. Strong average loan growth from PPP originations, continued credit line utilization among technology clients and steady PE/VC balances 4. NII within guided range as rate protections, deposit repricing, PPP income and balance sheet growth partially offset impact of lower rates 5. Exceptionally high cash balances from strong deposit growth pressured NIM below guided range 6. Lower core fee income as lower rates pressured client investment fee margins and a weaker business climate reduced FX and card transactions 7. Strong capital and liquidity, with additional flexibility from $500M 3.125% senior notes issuance at holding company 8. Provision lower than Q1 as NCOs remained low and June model economic scenarios only modestly deteriorated, although NPLs increased 9. Expenses above forecast, driven primarily by compensation expenses related to SVB Leerink’s exceptional performance 10. Issuing 2H 2020 outlook on select business drivers– uncertainty over the impact of COVID-19 on the economy and business activity continues to present a challenge to providing a full outlook Q2 2020 Financial Highlights 5

Well-positioned to support our clients and navigate market conditions Operating seamlessly Strong capital and High-quality balance in a remote work significant liquidity sheet with continued environment enable us to support growth, help growth to continue to support clients, our clients and manage shifting driven by strong client liquidity employees and communities economic conditions while as public and private fundraising continuing to invest in our remain active business Muted charge-offs with Experienced, proven Resilient business higher – but still low – leadership and model and positioned levels of non-performing exceptional global team for long-term growth loans that have successfully navigated actively monitoring loan portfolio past crises and economic cycles and engaging with clients Q2 2020 Financial Highlights 6

Operating in the current environment Smooth transition; continue to support clients, employees and communities Business • Technology and enablement investments allow continued client service as almost all SVB colleagues work from home continuity • 6X increase in the number of client events y-o-y due to more virtual engagement • SVB payment deferral programs for Venture Debt, Wine and Private Bank Client support • $1.8B SBA PPP loans outstanding (over 4,400 borrowers)* • Accredited lender in the UK for the CBILS and CLBILS programs • Donating fees (net of costs incurred) received from SBA PPP program to community and Community diversity efforts • Pledged $5.5M to COVID-19 relief initiatives support • Committed to Inclusion & Diversity at SVB and to championing causes that impact access to and diversity in the Innovation Economy Employee • Expanded benefits for impacted employees (e.g., leave, counseling and care) support • Utility reimbursements and practical support for working from home Our SUPPORT our employees and clients Priorities Lead with EMPATHY Right Now ADAPT to rapid changes * As of June 30, 2020. Q2 2020 Financial Highlights 7

Well-capitalized with significant liquidity

Strong capital to support growth and investments

+ comprehensive capital stress testing

Capital adequacy assessments to support our clients under severe economic conditions

SILICON VALLEY BANK CAPITAL RATIOS[1]



SVB's Q2'20 Capital Ratio
Regulatory Minimum
11.09%
7.00%
11.09%
8.50%
12.28%
10.50%
6.91%
4.00%
Common Equity Tier 1
Tier 1 Capital
Total Capital
Tier 1 Leverage

Strong earnings bolstered CET1, Tier 1 and Total capital ratios while **robust balance sheet growth** impacted Tier 1 leverage ratio

HoldCo liquidity available to support Bank Tier 1 leverage ratio if needed

Estimate **75%** of PPP loans outstanding will roll off in Q4[2]

Stock repurchase program remains on pause until economic outlook stabilizes

Ample liquidity to meet clients' needs

$45.6B in cash and high-quality fixed income securities

Issued $500M 3.125% Senior Notes due 2030 at HoldCo

6/30/20 ASSETS

$ Billions



Net loans $36
Cash and fixed income securities $46
Other $3
Non-marketable securities $1

Liquidity

$35.9B

Borrowing capacity through Federal Reserve, FHLB and repo + unpledged securities

$1.4B

HoldCo liquidity, a portion of which can be downstreamed to Bank

$1.3B

Unrealized fixed income gains[3]

1. Ratios as of June 30, 2020 are preliminary.
2. Based on estimated 75% forgiveness in Q4. Estimate only; amounts actually forgiven may differ.
3. Consists of $651M unrealized pretax gains in the available for sale portfolio and $682M unrealized pretax gains in the held to maturity portfolio as of June 30, 2020. Amounts actually realized are subject to various factors and may differ from unrealized amounts.

Q2 2020 Financial Highlights 8

Continued strong client growth and robust VC fundamentals 1,500+ new clients in Q2’20 VC investment still strong; PE activity lower U.S. VC INVESTMENT U.S. PE INVESTMENT $ Billions $ Billions 795 SVB 141 136 678 756 CLIENT 86 COUNT 69 327 40000 2017 2018 2019 1H'20 2017 2018 2019 1H'20 35000 Life sciences drive YTD IPOs; window potentially reopening for tech 30000 U.S. VC-BACKED IPOS Count 25000 85 80 59 Other 26 Private Bank 20000 PE/VC 15000 2017 2018 2019 1H'20 VC-Backed 10000 Ample dry powder could help support future investment U.S. VC DRY POWDER U.S. PE DRY POWDER Pre- 5000 $ Billions $ Billions VC-Backed 664 115 117 636 0 93 583 2016 2017 2018 2019 Q2'20 2017 2018 2019 * 2017 2018 2019 * Note: VC and PE data sourced from Pitchbook. * Most recent data available as of July 17, 2020. Q2 2020 Financial Highlights 9

We’ve successfully navigated economic cycles before Strong global team & Driven by our values proven leadership We start with EMPATHY for others. We speak and act with INTEGRITY. We embrace DIVERSE perspectives. 14 years 3,984 We take RESPONSIBILITY. EXECUTIVE MANAGEMENT EXCEPTIONAL SVB We keep LEARNING and IMPROVING. AVERAGE TENURE AT SVB TEAM MEMBERS1 NON-PERFORMING LOANS & NET CHARGE-OFFS Long history of NCOs2 3.32% strong, resilient 2.64% 1.15% credit NPLs3 1.07% 0.23% and the risk profile of our loan 0.26% portfolio has improved vs. 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 1H'20 previous cycles LOAN MIX 2000 2009 Q2’20 As a % of Note: COVID-19-related economic scenarios will 30% Early-Stage 11% Early-Stage 5% Early-Stage period-end create volatility in loan loss provision 5% PE/VC + Private Bank 30% PE/VC + Private Bank 59% PE/VC + Private Bank total loans 1. Represents number of full-time equivalent employees as of June 30, 2020. 2. Net loan charge-offs as a percentage of average total loans (annualized). 3. Non-performing loans as a percentage of period-end total loans. Q2 2020 Financial Highlights 10

Resilient business model and positioned for long-term growth Strong Proven High-quality Resilient Unique Leveraging capital and leadership balance markets liquidity improvements liquidity sheet franchise Strong capital and Deep bench of 78% of assets in Adversity drives Robust liquidity In people, liquidity enable us recession-tested high-quality innovation solutions to processes and to support growth, leaders supported investments and U.S. company support clients’ systems to help our clients by strong global low credit loss formation needs and improve our and manage team experience increased by 105% optimize pricing scalability shifting economic lending1 Active partnership during or in the and mix In new markets to conditions while with our clients to aftermath of the expand our reach continuing to promote better Great Financial In digital invest in our outcomes Crisis (2008- enhancements to business 2012)2 improve the client 41% of current experience unicorns3 and 9% In products and of current Nasdaq services to companies4 were diversify our founded during this business same period Strength and stability to support our clients over the long term 1. Based on cash, fixed income investment portfolio and PE/VC and Private Bank loan portfolios as of June 30, 2020. 2. New company formation data sourced from Pitchbook as of April 21, 2020. Includes U.S. VC-backed startups. 3. Unicorn data sourced from Pitchbook as of April 21, 2020. Includes U.S. VC-backed unicorns who have not undergone an LBO or IPO. Q2 2020 Financial Highlights 11 4. Nasdaq companies sourced from S&P Capital IQ as of April 21, 2020.

2H 2020 Outlook and Q2 2020 performance detail Q2 2020 Financial Highlights 12

2H'20 outlook for select business drivers
Uncertainty over COVID-19 impact continues to cloud visibility

- Uncertainty over the impact of COVID-19 on the economy and business activity presents a challenge to providing a full outlook and updated long-term financial goals
- Providing qualitative commentary and ranges on our current expectations for 2H'20
- A second wave of COVID-19 or a delay in SBA PPP forgiveness could impact actual 2H'20 performance, among other variables (see slide 14)

Business Driver	Q2'20 Performance	Current 2H'20 Outlook[1]
Average loans	Q2 average loans $36.5B	2H'20 average flat to slightly lower than Q2'20 average
Average deposits	Q2 average deposits $67.9B	2H'20 average between $71-74B
Net interest income	Q2 NII $512.9M	2H'20 NII between $1,050-1,090M[2]
Net interest margin	Q2 NIM 2.80%	2H'20 NIM between 2.70-2.80%[2]
Core fee income[3, 4]	Q2 core fee income $132.5M	2H'20 core fee income between $255-275M
Non-interest expense[3, 5]	Q2 noninterest expenses $480M	2H'20 expenses between $900-930M[6]
Tax rate	Q2 effective tax rate 26.7%	2H'20 tax rate between 27-29%

1. Actual results may differ. For additional information about our financial outlook, please refer to our Q2 2020 Earnings Release and Q2 2020 CEO Letter.
2. Includes ~$30-35M of estimated PPP loan interest and fees, net of deferred loan origination costs in 2H'20 (+4 bps impact to 2H'20 NIM).
3. Non-GAAP financial measure. See "use of non-GAAP Financial Measures" in our Q2 2020 Earnings Release.
4. Excludes SVB Leerink.
5. Excludes expenses related to NCI. Includes SVB Leerink expenses.
6. Includes estimated ~$20M donation of net fees (net of costs incurred) received from PPP program.

svb

Q2 2020 Financial Highlights 13

Key variables to our forecast Our guidance requires clarity around certain variables, including but not limited to: VC fundraising • Promotes new company formation which helps support client acquisition and investment • Source of client liquidity which helps drive total client funds growth PE fundraising • Primary driver of capital call line demand which has been the largest source of loan and investment growth over the past 6 years IPO and M&A • Ability for companies to exit via IPO or M&A affects VC/PE fundraising and investment • Deal proceeds support client liquidity activity • Impacts investment banking revenues and value of warrants and investment securities Economic • Affects health of clients which determines credit quality environment • Level of business activity drives client liquidity and demand for our products and services Capital • Performance and volatility of public and private equities and fixed income markets impact IPO and M&A activity and market-driven revenues (FX, investment banking and markets sales and trading revenues) Competitive • Affects margins and client acquisition landscape Shape of • Directly impacts NIM via lending and reinvestment yields vs. funding costs yield curve • Client investment fees move with short-term rates Political • U.S. elections influence business and market sentiment and global trade relationships environment Q2 2020 Financial Highlights 14

Surge in client funds from strong fundraising activity

Expect 2H'20 average deposits balances to be between $71-74B

Q2'20 Activity

- Average client funds +$12B q-o-q as very strong public and private fundraising activity significantly increased our technology, healthcare and life science clients' liquidity
- Average on-balance sheet deposit growth of $6.1B q-o-q; proceeds from SBA PPP loans contributed ~$1B to average deposits
- Noninterest-bearing deposits continue to grow share of total deposits as clients prioritize flexibility and low rates dampen demand for interest-bearing products
- Rapidly repriced deposits with rate cuts

2H'20 Considerations

- Continue to support on-balance sheet deposits as reinvestment yields remain accretive to NII given low cost of deposits
- Deposit growth may be impacted by:

(-) **Slowing PE/VC investment activity**
Impacts new client acquisition and client liquidity; potential for PE/VC distributions

(+) **Conservative burn rates**
As clients conserve cash

(+) **Public market activity**
Increases tech, healthcare & life sciences clients' liquidity as deals are potentially accelerated for 2020

- Deposit costs expected to remain at Q2 levels with share of noninterest-bearing deposits holding steady



AVERAGE CLIENT FUNDS
$ Billions
+24% y-o-y
142.6
14.8
38.1
89.7
150.1
18.1
39.1
92.8
156.8
20.5
39.6
96.6
165.4
20.5
41.3
103.6
177.2
21.8
46.1
109.3
Interest-Bearing Deposits
Noninterest-Bearing Deposits
Off-Balance Sheet Client Funds
Q2'19
Q3'19
Q4'19
Q1'20
Q2'20



AVERAGE DEPOSIT MIX AND PRICING
72.0%
68.4%
65.9%
66.9%
67.9%
Percent of Noninterest-Bearing Deposits
0.36%
0.38%
0.31%
0.24%
0.03%
Total Cost of Deposits
Q2'19
Q3'19
Q4'19
Q1'20
Q2'20

svb

Q2 2020 Financial Highlights 15

Exceptionally high cash balances and period-end growth in investment securities from strong deposit inflows

Q2'20 Activity

- Exceeded average cash target of $7-9B due to surge in deposits
- Period-end fixed income investment securities +$5.1B q-o-q (+19.4%)
- Purchased $6.7B securities (1.18% weighted average yield, 3.6y duration) vs. roll-offs of $1.7B at 2.62%
- $16M premium amortization decreased portfolio yields by 4 bps
- Issued $500M 3.125% Senior Notes due 2030 at HoldCo

AVERAGE FIXED INCOME INVESTMENT SECURITIES
$ Billions



Tax-effected Yield
2.57%
2.58%
2.58%
2.53%
2.49%
23.1
25.1
26.7
27.1
25.8
Q2'19
Q3'19
Q4'19
Q1'20
Q2'20
Portfolio Duration
3.5y
3.4y
3.9y
3.2y
3.4y

AVERAGE CASH AND EQUIVALENTS
$ Billions



5.4
7.2
6.6
7.3
11.9
Q2'19
Q3'19
Q4'19
Q1'20
Q2'20

2H'20 Considerations

- Continuing to invest excess liquidity in high-quality securities while maintaining duration and preserving flexibility given uncertain macroeconomic environment
- 2H'20 average fixed income investment securities yield expected to be between 2.20-2.30%:

Low new purchase yields
New purchases at 1.05-1.15% as of 6/30/20–still accretive to NII
Roll offs mitigated by previous efforts to extend duration–$3B paydowns expected for remainder of 2020

Potential for additional MBS premium amortization
If prepayment expectations increase further

- Maintain strong levels of liquidity while macroeconomic environment remains uncertain:

$35.9B **Borrowing capacity**
$3.2B repo, $1.9B Fed Lines, $6.5B FHLB and FRB and $24.3B of unpledged securities

$1.4B **HoldCo liquidity**
A portion of which can be downstreamed to Bank

$1.3B **Unrealized fixed income gains[1]**

$7-9B **Target average cash balance[2]**
Through end of 2020

1. Consists of $651M unrealized pretax gains in the available for sale portfolio and $682M unrealized pretax gains in the held to maturity portfolio as of June 30, 2020. Amounts actually realized are subject to various factors and may differ from unrealized amounts.
2. Actual balances depend on timing of fund flows.

svb
Q2 2020 Financial Highlights 16

Agile liquidity management Robust liquidity solutions to meet clients’ needs and optimize pricing and mix 40+ Continued product $67.9B $1 09.3B development LIQUIDITY Q2’20 AVERAGE Q2’20 AVERAGE HELP CLIENTS MANAGEMENT ON-BALANCE SHEET OFF-BALANCE SHEET TO BETTER SERVE CLIENTSAND ADAPT AND TO PRODUCTS DEPOSITS CLIENT FUNDS CHANGING CONDITIONS Continue to support on-balance sheet deposit growth: Considerations Target Range Flexibility Bank tier 1 $1.4B HoldCo liquidity, a portion of which can support the Bank’s capital 7–8% internal target leverage ratio Estimate 75% of PPP loans outstanding will roll off in Q41 $3B expected portfolio cash flows for 2H’20 Liquidity $7–9B average cash $35.9B borrowing capacity needs target2 $1.3B unrealized fixed income gains3 3 bps cost of deposits enables healthy margins 75–1 00 bps target Spread spread between new 1 .05-1.15% new purchase yields as of 6/30/20 income purchase yields and Continuing to invest while maintaining duration and deposit costs preserving flexibility given uncertain macroeconomic environment 1. Based on estimated 75% forgiveness in Q4. Estimate only; amounts actually forgiven may differ. 2. Actual balances depend on timing of fund flows. 3. Consists of $651M unrealized pretax gains in the available for sale portfolio and $682M unrealized pretax gains in the held to maturity portfolio as of June 30, 2020. Amounts actually realized are subject Q2 2020 Financial Highlights 17 to various factors and may differ from unrealized amounts.

PPP and continued credit line utilization drive robust average loan growth

Expect 2H’20 average loans to be flat to slightly lower than Q2 average

Q2’20 Activity

- Q2 average loans +8.5% q-o-q and included $1.4B PPP balances (average loan growth excluding PPP was 4.2% qo-q)
- PE/VC average loans stable as June rebound from followon activity offset early quarter paydowns and technology clients’ utilization remained strong
- End-of-quarter paydowns by PE/VC and some technology, healthcare and life science clients drove periodend loans to $36.7B
- Interest rate swap gains[1] and $9B Q2 average active loan floors reduced impact of rate cuts

AVERAGE LOANS



$ Billions
Portfolio Utilization
Other
Wine
Tech, HC & Life Sciences
Private Bank
PE/VC
58.4%
58.4%
57.6%
59.7%
56.8%
29.4
29.8
32.0
33.7
36.5
9.9
3.2
14.6
9.7
3.4
15.0
9.7
3.7
16.8
9.9
3.9
18.0
11.5
4.0
17.7
Q2'19
Q3'19
Q4'19
Q1'20
Q2'20

AVERAGE LOAN YIELD



4.57%
(0.75%)
(0.10%)
0.31%
0.07%
(0.03%)
(0.05%)
4.02%
Q1'20 Loan Yield
Fed Funds Rate
LIBOR
Swaps & Floors
Loan Fees
Other
PPP
Q2'20 Loan Yield

2H’20 Considerations

- Loan growth may be impacted by:

- **PE/VC paydowns**
  As PE/VC firms slow investment activity
- **SBA PPP paydowns from forgiveness**
  ~$1.8B PPP loans as of 6/30/20– estimate 75% forgiveness in Q4[2]
- **Modest technology paydowns**
  Success bolstering liquidity in Q2’20 expected to result in lower credit line utilization for 2H’20
- \+ **Private bank mortgage origination**
  Strong purchase and refi demand due to low mortgage rates

- Loan yields expected to be impacted by:

- NI[3] **Consistent loan mix**
  Moderating demand from technology, healthcare & life science clients who have already bolstered liquidity
- **Full impact of Q2’20 decline in LIBOR**
- **SBA PPP loan interest**
  1% interest collected on outstanding PPP loans
- \+ **SBA PPP forgiveness**
  ~$1.8B PPP loans as of 6/30/20– estimate 75% forgiveness in Q4[2] (see slide 19)
- \+ **Rate protections**
  $10.6B active loan floors as of 6/30/20 and $211M remaining locked in gains from $5B swap portfolio
- \+ **Potential spread widening**
  Due to market uncertainty

1. Unwound $5B swaps in Q1’20 resulting in $227M pretax fair value gains in OCI to be reclassified to loan interest income over approximately 5 years based on the timing of cash flows from the hedged variable-rate loans. $16M gains were amortized in Q2’20.
2. Estimate only; amounts actually forgiven may differ.
3. NI = no impact.

svb

Q2 2020 Financial Highlights 18

NII within guided range as rate protections, deposit repricing, PPP income and balance sheet growth partially offset impact of lower rates

Expect 2H'20 NII to be between $1,050-1,090M and 2H'20 NIM to be between 2.70-2.80%

Q2'20 Activity

NET INTEREST INCOME
Millions



528
(49.1)
(8.8)
27.2
6.2
6.5
9.8
(2.5)
517
Q1'20 NII
Fed Funds Rate
LIBOR
Swaps & Floors
Balance Sheet Growth
Non-PPP Loan Fees
PPP 1
Other
Q2'20 NII

NET INTEREST MARGIN

Surge in deposits drove higher cash balances, impacting NIM



3.12%
(0.27%)
(0.05%)
0.15%
(0.16%)
0.04%
(0.03%)
2.80%
Q1'20 NIM
Fed Funds Rate
LIBOR
Swaps & Floors
Cash Balances
Non-PPP Loan Fees
Other
Q2'20 NIM

2H'20 Considerations

- NII and NIM expected to be impacted by:

NI[2] **Stable deposit mix and cost of deposits**
Share of noninterest-bearing deposits holding steady
Deposit costs expected to remain at Q2 levels

NI[2] **Consistent loan mix**
Moderating demand from technology, healthcare & life science clients who have already bolstered liquidity

\- **Low new purchase yields**
While previous efforts to extend duration mitigate rolloffs, still expect $3B paydowns for remainder of 2020

\- **Full impact of Q2'20 decline in LIBOR**

\+ **Balance sheet growth**
Driven by strong client liquidity

\+ **Reduction in average cash balances**
Q2 exceeded $7-9B target[3] due to surge in deposits

\+ **Rate protections**
$10.6B active loan floors as of 6/30/20 and $211M remaining locked in gains from $5B swap portfolio[4]

\+ **SBA PPP program**
Includes ~$30-35M of estimated PPP loan interest and fees, net of deferred loan origination costs in 2H'20 (+4 bps impact to 2H'20 NIM)

\+ **Potential spread widening**
Due to market uncertainty

- Estimate Q4'20 NIM to be between 2.75-2.85% – includes +8-10 bps impact from estimated PPP forgiveness (assumes ~$16-20M of estimated PPP loan fees net of deferred origination costs in Q4)

1. PPP loan interest includes $6.3M of loan fees that we intend to donate (net of fees incurred) and $3.5M of loan interest, with <1bp impact to NIM.
2. NI = no impact.
3. Actual balances depend on timing of fund flows.
4. Unwound $5B swaps in Q1'20 resulting in $227M pretax fair value gains in OCI to be reclassified to loan interest income over approximately 5 years based on the timing of cash flows from the hedged variable-rate loans. $16M gains were amortized in Q2'20.

svb Q2 2020 Financial Highlights 19

NII sensitivity now only 4% for down rate scenario[1]

Current protections in place to mitigate asset sensitivity:

Stable investment securities portfolio

3.4 year duration

$3B estimated roll-offs in 2H20

Loan floors

$10.6B active

4.28% weighted average floor rate
2-year weighted average duration

Gains from interest rate swaps

Captured gains from **$5B** swap portfolio[2]

Low cost of deposits

Rapidly repriced deposits to **3 bps** Cost of deposits

~$1.3B unrealized fixed income gains[3]

\+

~$217M MTM value of loan floors

\+

~$211M remaining swap portfolio[2]

=

~$1.7B in value to support earnings in low rate environment

Continue to monitor rate environment to determine if additional downside protection is required

Note: All figures as of June 30, 2020.

1. Management's sensitivity analysis is based on the expected 12-month impact of a 100 basis point rate shock on net interest income. This is an estimate and is subject to assumptions; actual results may differ. Additional information will be included in our Q2 2020 Form 10-Q report.
2. Unwound $5B swaps in Q1'20 resulting in $227M pretax fair value gains in OCI to be reclassified to loan interest income over approximately 5 years based on the timing of cash flows from the hedged variable-rate loans. $16M gains were amortized in Q2'20.
3. Consists of $651M unrealized pretax gains in the available for sale portfolio and $682M unrealized pretax gains in the held to maturity portfolio as of June 30, 2020. Amounts actually realized are subject to various factors and may differ from unrealized amounts.

svb

Q2 2020 Financial Highlights 20

Low charge-offs but higher NPLs
Evolving credit environment

Q2'20 Activity

- Q2'20 provision driven by continued reserve build based on market conditions (e.g., higher unemployment rate) and higher NPLs
- Combination of PPP, deferral programs, slowing cash burn and new investor commitments have extended client runway
- NCOs remain within normal ranges; higher NPLs driven mostly by 2 loans in Sponsor Led Buyout and Balance Sheet Dependent portfolios

PROVISION FOR CREDIT LOSSES
$ Millions



24
8
11
5
3
(3)
Q2'19
37
15
19
15
1
(13)
Q3'19
17
7
16
4
(3)
(7)
Q4'19
243
191
6
11
41
(6)
Q1'20
66
26
15
6
24
(5)
Q2'20
Market conditions
Unfunded
Net credit losses
Non-performing loans
Loan growth

	Q2'19	Q3'19	Q4'19	Q1'20	Q2'20
Net charge-offs[1]	0.23%	0.44%	0.18%	0.35%	0.12%
Non-performing loans[2]	0.33%	0.34%	0.31%	0.15%	0.26%

2H'20 Considerations

- Expect changes in economic outlook to drive volatility in provision

Current COVID-19 economic scenarios
Moody's June forecasts

40%	30%	30%
baseline	downside	upside

- Credit performance drivers:

- **Higher Tech, Healthcare & Life Science losses**
Primarily Early-Stage and some Mid and Later-Stage losses in 2H'20 due to growth of these segments

- **Higher NPLs from Wine**
However, 75% of Wine portfolio is secured by high quality real estate with a median LTV of 50% and wineries have taken action to pivot sales strategies

+ **Extended client runway**
Provided by PPP, deferral programs, slowing cash burn and investor support

+ **Early-Stage only 5% of total loans**
vs. 11% in 2009

+ **PE/VC and private bank 59% of total loans**
Zero net losses for PE/VC capital call lending since inception
Only $19M net losses for Private Bank

+ **No direct exposure to gas and oil**
Limited direct exposure to retail, restaurants, travel and hotels svb

1. Net loan charge-offs as a percentage of average total loans (annualized).
2. Non-performing loans as a percentage of period-end total loans.

Q2 2020 Financial Highlights 21

Loan portfolio by CECL portfolio segments1 59% of loan portfolio in low credit loss experience PE/VC and Private Bank lending TOTAL LOANS ALLOWANCE FOR CREDIT LOSSES FOR LOANS $36.7B at 6/30/20 $590M at 6/30/20 Early-Stage ID Mid-Stage ID 5% 4% Later-Stage ID 5% Sponsor Led Buyout CFD PE/VC 6% 9% Early-Stage ID Other CFD 25% 8% Private Bank 16% Balance Sheet PE/VC2 Dependent Mid-Stage ID 49% 4% Premium Wine 10% 2% Other3 Other 3% Private 6% Later-Stage ID Bank Balance Sheet 15% 10% Premium Wine Dependent 3% 4% Other CFD 7% ID = Investor Dependent Sponsor Led Buyout CFD CFD = Cash Flow Dependent 9% Low Credit Loss Experience Lending Technology, Healthcare & Life Sciences 1. Following adoption of CECL, our software/internet, hardware and life science/healthcare segments are disclosed by their respective underwriting method. 2. Primarily capital call lines of credit. Q2 2020 Financial Highlights 22 3. Other includes PPP (5% of total loans).

Strong levels of reserves to withstand changing market conditions

Reserve increase largely driven by modest deterioration in economic scenarios and higher NPLs

Moody's June forecasts (40% baseline, 30% downside, 30% upside)

Baseline economic scenario assumes 10% peak unemployment in Q1'21 and ~0% GDP growth in Q4'20 and Q1'21

Loss modeling does not include impact of current deferral or relief programs

ALLOWANCE FOR CREDIT LOSSES FOR LOANS AND UNFUNDED CREDIT COMMITMENTS

$ Millions



634
549
85
21
15
6
Changes in loan composition
Changing credit quality
Charge-offs/recoveries
34
26
8
Recessionary conditions
Investor Dependent portfolio most impacted
689
590
99

In thousands		ACL 3/31/20 (%)	ACL 3/31/20	Portfolio Changes	Economic Factors	ACL 6/30/20	ACL 6/30/20 (%)
Tech, HC & LS	Early-Stage Investor Dependent	7.12%	127,189	6,781	14,300	148,270	8.25%
Tech, HC & LS	Mid-Stage Investor Dependent	3.76%	51,962	(2,922)	7,353	56,393	3.93%
Tech, HC & LS	Later-Stage Investor Dependent	4.79%	96,550	(6,012)	(2,934)	87,604	4.60%
Tech, HC & LS	Balance Sheet Dependent	1.26%	23,235	(2,481)	3,974	24,728	1.46%
Tech, HC & LS	Cash Flow Dep: Sponsor Led Buyout	1.99%	42,091	12,331	431	54,853	2.67%
Tech, HC & LS	Cash Flow Dep: Other	1.43%	39,416	1,250	2,434	43,100	1.55%
	Private Bank	2.40%	87,795	3,482	68	91,345	2.39%
	PE/VC	0.30%	56,774	(2,904)	(147)	53,723	0.30%
	Premium Wine	1.18%	12,377	(209)	151	12,319	1.19%
	Other	2.84%	11,574	5,325	594	17,493	3.00%
	ACL for loans	1.53%	$548,963	$14,641	$26,224	$589,828	1.61%
	ACL for unfunded credit commitments	0.35%	$84,690	$6,235	$8,369	$99,294	0.36%
	ACL for loans and unfunded credit commitments	**1.05%***	**$633,653**	**$20,876**	**$34,593**	**$689,122**	**1.07%***

vs. ~6% average Early-Stage NCOs over 2008-2010

~90% of internal 9-quarter stress losses

* Weighted average ACL ratio for loans outstanding and unfunded credit commitments.

svb

Q2 2020 Financial Highlights 23

Actively monitoring loan portfolio and engaging with clients Proactive risk Continued strong credit performance expected in 2020: management: 21% PE/VC 4% Private Bank Heat-mapped entire portfolio to of total assets • Largest driver of loan growth of total assets • Primarily mortgages prioritize focus for the past 6 years • Median LTV of 63% • ZERO capital call net losses • 67% California since inception (1990s) Active client engagement • Only $19M of net losses since inception (1990s) 2020 Expectations: 2020 Expectations: Programmatic support* Continued strong credit performance Continued strong credit performance despite COVID-19 economic assumptions More impacted by economic conditions, but PPP, deferral programs, slowing cash burn and/or new investor commitments have extended client runway: 10% Technology 3% Healthcare & Life Sciences 1% Wine of total assets • 80% Software of total assets • Key sectors: Biopharma, Medical of total assets • 75% secured by high- • Within Software, 49% Devices, Tools & Diagnostics and quality real estate with Enterprise Applications Healthcare Services median LTV of 50% and only 12% Consumer • 25% working capital loans Internet 2020 Credit Focus: 2020 Credit Focus: 2020 Credit Focus: Early-Stage, Cash Flow Dependent and Early-Stage, Cash Flow Dependent and other Pivoting sales strategies to offset declines in other clients most impacted by COVID-19 clients most impacted by COVID-19 slowdown in tasting room and restaurant revenues slowdown in business activity business activity Potential for higher NPLs, however most of portfolio secured by high-quality real estate Note: All figures as of June 30, 2020. * Private Bank and part of Wine payment deferral programs scheduled to end in Q3’20; Venture Debt and remainder of Wine payment deferral programs scheduled to end in Q4’20. Q2 2020 Financial Highlights 24

SVB deferral programs provide clients flexibility and time to achieve better potential outcomes Combination of SVB deferrals, PPP, slowing cash burn and investor support are extending client runway PAYMENT RELIEF PARTICIPATION Venture Debt Private Bank Wine $2.9B deferred $2.1B $204M $595M 8% of EOP loans $2.5B eligible $2.9B eligible $758M eligible (no material change vs. 4/17/20*) 1 PAYMENT DEFERRAL (NOT FORBEARANCE) • 3 to 6 months of payment relief for Venture-backed, Private Bank and Wine portfolios • Private Bank and part of Wine payment deferral programs scheduled to end in Q3’20; Venture Debt and remainder of Wine payment deferral programs scheduled to end in Q4’20 • No new programs or major changes to existing programs expected 2 POTENTIAL FOR BETTER OUTCOMES FOR CLIENTS AND SVB • Provides qualified clients with additional runway to weather shifting economic conditions • All rights and remedies remain in force • Continued risk rating and portfolio management 3 EFFICIENT • Provides blanket relief quickly and efficiently, freeing up resources to focus where they are most needed 4 PARTNERSHIP WITH OUR CLIENTS • Improving our clients’ likelihood of success by working with them to manage through a challenging period Note: All figures as of June 30, 2020 and reflect repayments received as of that date. * SVB payment relief programs announced on March 30, 2020. Last reported figures as of April 17, 2020. Q2 2020 Financial Highlights 25

Supporting our clients via SBA Paycheck Protection Program Donating fees (net of costs incurred) received from SBA PPP PPP Over 4,400 $1.8B 1 .00% snapshot APPLICATIONS PPP LOANS SBA LOAN YIELD FUNDED OUTSTANDING AS OF 6/30/20 Estimated EstimatedEstimated EstimatedEstimated 3 4 PPP fees PPPPPP expensesexpenses donationdonation 75% 2.7 0% ~$20M ~$20M Estimated Estimated average Includes professional Expected Q4 forgiveness1 loan fees2 services fees and costs timing (expected Q4 timing) (received upon forgiveness) 1. Estimate only; amounts actually forgiven may differ. To the extent not forgiven, loans are subject to the terms of the Paycheck Protection Program. 2. Yields are presented gross of deferred loan origination costs in loan interest income. 3. Includes $6M of third-party deferred loan origination costs in loan interest income. Expenses are estimates only and are subject to change, particularly if additional processes or program changes are needed or additional costs are required to be incurred. 4. Donation amount is an estimate only and is subject to change, particularly if costs are higher than expected due to program or Q2 2020 Financial Highlights 26 process changes. Timing is also subject to change based on factors including the timing of the actual loan forgiveness process.

Core fees pressured by low rates and COVID-19-induced economic slowdown
Expect 2H'20 core fees to be between $255-275M

Q2'20 Activity

- Average client investment fees, which adjust with shortterm rates, decreased by 5bps to 12bps in Q2
- FX declined 24% as the economic slowdown impacted clients' foreign revenues and international expansion plans and inshelter measures impeded PE/VC investment activity
- Card fees decreased~25% as restrictions to normal business activity reduced transactions

CORE FEE INCOME[1]
$ Millions


Core Fee Income as % of Total Revenue
18%
20%
20%
20%
15%
157.3
162.2
168.1
168.5
132.5
Foreign Exchange Fees
38.5
40.3
42.4
47.5
36.3
Credit Card Fees
28.8
30.2
32.3
28.3
21.3
Client Investment Fees
45.7
46.7
45.2
43.5
31.9
Deposit Service Charges
22.1
22.5
23.7
24.6
20.5
Lending Related Fees
11.2
11.7
13.1
13.1
11.1
LOC Fees
11.0
10.8
11.4
11.5
11.4
Q2'19
Q3'19
Q4'19
Q1'20
Q2'20

2H'20 Considerations

- Core fees expected to be impacted by:

NI[2] **Continued muted business activity due to COVID-19**
FX, Card, Deposit Service Charges, Lending Related and LOC fees consistent with Q2 levels

- **Lower client investment fees**
In the high single digit bps, due to near-zero rates

+ **Deepening client engagement**
From investments in client experience

RECENT ENHANCEMENTS

FX
Simplified user experience
Trading and platform automation
80% target straight through processing

Cards
Automated underwriting
Rewards and rebates
Expense management and controls
Full online experience

Liquidity
Custom solutions
40+ liquidity management products

1. Non-GAAP financial measure. See "use of non-GAAP Financial Measures" in our Q2 2020 earnings release for more information.
2. NI = no impact.

svb
Q2 2020 Financial Highlights 27

Record quarter for SVB Leerink and equity markets recovery supports warrants and investment securities gains; expect continued volatility

Q2'20 Activity

- SVB Leerink capitalizes on strong markets to achieve record quarterly revenues (29 book-run transactions, representing over $5.5B in aggregate deal value)

SVB LEERINK REVENUES
$ Millions



Commissions
Investment Banking
63.1
14.4
48.7
50.8
12.3
38.5
73.7
15.5
58.2
62.9
16.0
46.9
158.4
16.9
141.5
Q2'19
Q3'19
Q4'19
Q1'20
Q2'20

- $25M of gains driven by public markets rebound

WARRANTS AND INVESTMENT SECURITIES GAINS NET OF NCI[1]
$ Millions



Warrants
Investment Securities
77.4
48.3
29.1
52.8
37.6
15.2
47.2
30.9
16.3
61.0
13.4
47.6
47.0
26.5
20.5
Q2'19
Q3'19
Q4'19
Q1'20
Q2'20

2H'20 Considerations

- Shifting conditions may create volatility for market-sensitive revenues:

- **Investment banking revenues**
Normalizing deal activity vs. Q2'20 highs

- **Warrants and non-marketable securities**
As public markets fluctuate, private market activity slows and companies navigate COVID-19, but total portfolio is small:



$ Millions
Warrants
Non-marketable securities²
158
537
149
589
165
607
153
556
171
590
Q2'19
Q3'19
Q4'19
Q1'20
Q2'20

+ **Commissions revenues**
Sales and trading may benefit from market volatility

+ **Strengthening collaboration**
Between Silicon Valley Bank and SVB Leerink

+ **Unrealized fixed income gains**
Potential source of earnings protection[3]

1. Non-GAAP financial measure. See "use of non-GAAP Financial Measures" in our Q2 2020 earnings release.
2. Net of investments in qualified affordable housing projects and noncontrolling interests.
3. $651M unrealized pretax gains in the available for sale portfolio and $682M unrealized pretax gains in the held to maturity portfolio as of June 30, 2020. Amounts actually realized are subject to various factors and may differ from unrealized amounts.

svb ›
Q2 2020 Financial Highlights 28

Record SVB Leerink revenues drove Q2’20 expenses above forecast Expect 2H’20 expenses to be between $900-930M Q2’20 Activity 2H’20 Considerations • Higher incentive compensation from SVB Leerink’s strong • Expenses expected to be impacted by: performance drove Q2 expenses above $390-410M guidance, partially offset by a decrease in business development and travel expenses as a result of travel restrictions NI* Continued low BD&T expenses Consistent with Q2 levels • $25M q-o-q increase in professional service fees primarily driven by PPP implementation ($7M) and ongoing technology investments • Q2 expenses include $5M expenses related to COVID-19 relief Donation of PPP fees (net of costs incurred) - Estimated ~$20M donation in Q4’20, depending on forgiveness timing2 600 70% NONINTEREST EXPENSES 55.7% $ Millions 53.8% 48.1% 47.7% 45.5% 480 50% Professional services fees and costs for PPP 500 461 - ~$6M estimated expenses in 2H’203 Core Efficiency 46 1 53 400 30% Ratio 384 391 19 400 20 28 3 Other 38 17 46 42 24 Occupancy 17 18 64 10% Additional COVID-19 relief initiatives 17 20 14 BD&T 17 72 - Employee and community support 300 24 27 27 39 Premises and 41 55 -10% equipment Professional200 Strategic investment priorities -30% Services 320 - People, digital, growth and scalability 275 243 234 256 Compensation100 -50% and benefits + Lower incentive compensation expenses 0 -70% Continued muted business activity as a result of COVID-19 Q2'19 Q3'19 Q4'19 Q1'20 Q2'20 economic slowdown and normalizing SVB Leerink revenues Average FTEs 3,287 3,413 3,522 3,672 3,855 *NI = no impact 1. Core efficiency ratio excludes the impact of SVB Leerink and net gains or losses from investment securities and equity warrant assets. This is a non-GAAP measure. See “use of non-GAAP Financial Measures” in our Q2 2020 Earnings Release. 2. Donation amount is an estimate only and is subject to change, particularly if costs are higher than expected due to program or process changes. Timing is also subject to change based on factors including the timing of the actual loan forgiveness process. 3. Expenses are estimates only and are subject to change, particularly if additional processes or program changes are needed or Q2 2020 Financial Highlights 29 additional costs are required to be incurred.

Maintaining focus on strategic priorities Investing to drive future growth and scalability Enhance Improve Drive Enhance risk Long-term client employee revenue management scalable experience enablement growth growth Transformation Office • Digital banking • Mobile and • Global expansion • Data foundation • Client onboarding collaboration tools • SVB Leerink • Preparing for • Fintech strategy • New credit system • SVB Private regulatory supervision as a • FX and Card • Client and industry Bank/Wealth Advisory insights Large Financial enhancements • New products (cards, Institution (>$100B • Global Delivery Centers liquidity, lending) in total consolidated • Product penetration assets) • Strategic partnerships • U.K. subsidiarization • Cybersecurity Q2 2020 Financial Highlights 30

Final thoughts 1. We are actively engaging our clients, employees and communities to help them navigate the current market environment successfully. 2. We are well-capitalized and have ample liquidity to support our clients, absorb higher credit costs, remain competitive and continue investing for long-term growth. 3. Despite elevated provision due to COVID-19 economic scenarios, our high-quality balance sheet reflects lower (and manageable) loan risk than in past economic downturns and a highly liquid investment portfolio with additional borrowing capacity. 4. Charge-offs remain low; higher NPLs indicate that 2H’20 loan losses could be elevated, though manageable. 5. Our client markets are demonstrating the resilience that has characterized them in past cycles. 6. We are financially strong, stable and well-prepared to continue serving clients and adapt to changing market conditions. Q2 2020 Financial Highlights 31

Appendix Q2 2020 Financial Highlights 32

The bank of the global innovation economy Our mission is to increase our clients’ probability of success Silicon Valley SVB Capital SVB Private Bank/ SVB Leerink Bank Wealth Advisory Global commercial banking Private venture investing Private banking and Investment banking for for innovators, enterprises expertise, oversight and investment strategies for healthcare and life science and investors management influencers in the innovation companies ecosystem For over 35 years, we have helped innovators, enterprises and their investors move bold ideas forward, fast. We connect the innovation ecosystem PRIVATE EQUITY ENTREPRENEURS VENTURE MANAGEMENT Accelerator Growth Corp Fin Investors Individuals CAPITAL TEAMS (Early-Stage) Revenue Revenue Private Equity Influencers: CORPORATE R&D Revenue $5M–$75M >$75M Venture Capital Entrepreneurs, UNIVERSITIES <$5M Investors, VENTURING Executives ANGEL GOVERNMENT INVESTORS SERVICE CAPITAL MARKETS PROVIDERS Q2 2020 Financial Highlights 33

Our differentiated business model We’re at the intersection of innovation and capital Accelerator Growth Corp Fin Investors Individuals (Early-Stage) Revenue Revenue Private Equity Influencers: Revenue $5M–$75M >$75M Venture Capital Entrepreneurs, Investors, <$5M Executives Deep sector expertise + Comprehensive solutions GLOBAL INVESTMENT RESEARCH COMMERCIAL SOLUTIONS & INSIGHTS BANKING HARDWARE & SOFTWARE & LIFE SCIENCE INFRASTRUCTURE INTERNET & HEALTHCARE FUNDS PRIVATE INVESTMENT MANAGEMENT BANKING & WEALTH BANKING MANAGEMENT ENERGY & PRIVATE EQUITY PREMIUM RESOURCE & VENTURE WINE INNOVATION CAPITAL Unparalleled access, connections and insights to make NEXT happen NOW Q2 2020 Financial Highlights 34

Leading market share Our clients represent: US venture-backed US venture-backed technology and technology and life 50% 73% healthcare companies science companies with IPOs in 1H’20 SVB’s support as both a capital provider and trusted operational partner has been important for Sunrun’s success. SVB uniquely understands both the technology aspect of our business and the industry in which we operate. Lynn Jurich CEO of Sunrun Energy & Resource Innovation client since 2014 Q2 2020 Financial Highlights 35

Key performance indicators ROE$35.00 and EPS 25% AVERAGE TOTAL LOANS AVERAGE TOTAL CLIENT FUNDS $30.00 20.6% 20.0% $ Billions $ Billions 20% $35.1 $171.3 $25.00 $29.9 $146.7 12.4% 15% $25.6 $20.00 $123.2 $64.9 $21.73 $21.2 $55.1 10.9% 10.84% Return$15.00 $18.11 $18.3 $94.2 $48.1 10% $82.2 on Equity Avg. $42.7 $10.00 Deposits $38.8 $106.4 $9.20 5% $91.6 $5.00 Avg. $75.1 $7.31 $6.97 $51.5 Diluted Client $43.4 EPS$0.00 0% Investment Funds 2016 2017 2018 2019 6/30 2016 2017 2018 2019 6/30 2016 2017 2018 2019 6/30 YTD YTD YTD NET INTEREST INCOME AND NIM CORE FEES AND INVESTMENT NET CHARGE-OFFS AND $ Billions BANKING ACTIVITIES NON-PERFORMING LOANS $3.00 4% $ Millions As a % of avg total loans 3.57% 3.51% 3.05% 4% $2.50 $894 2.95% Net 2.72% 3% Interest$2.00 $252 $2.1 3% Investment 0.59% Margin $1.9 Banking Fees NPLs $1.50 2% $522 0.51% $516 and 0.46% NCOs* $1.4 2% $379 Commissions 0.34% 0.32% $1.00 $316 $221 $1.2 $1.0 (SVB Leerink) 0.26% 1% $642 Net$0.50 0.27% 0.22% 0.24% 0.23% Interest 1% $301 Core Fee Income$0.00 0% Income 2016 2017 2018 2019 6/30 2016 2017 2018 2019 6/30 2016 2017 2018 2019 6/30 YTD YTD YTD * Annualized. Q2 2020 Financial Highlights 36

Strong balance sheet position 49% loan-to-deposit ratio provides ample cushion to meet clients’ borrowing needs PERIOD-END ASSETS PERIOD-END LIABILITIES $ Billions Cash and high-quality fixed $ Billions Total deposits 95% of income securities 53% of total liabilities $120 total assets $90 $100 78.4 Other 85.9 Liabilities Other Assets Borrowings Non-marketable $70 $80 Securities 64.4 Interest-bearing 71.0 (primarily VC & LIHTC Deposits investments) Held-to Maturity 51.7 Securities $60 56.9 46.9 51.2 Available-for- $50 Sale Securities 40.9 Non-interest- 44.7 Cash and Cash bearing Equivalents Deposits $40 Net Loans $30 $20 $10 $ 2016 2017 2018 2019 Q2'20 2016 2017 2018 2019 Q2'20 -$10 Q2 2020 Financial Highlights 37

Strong liquidity franchise Uniquely positioned to support balance sheet growth Liquidity management Diversified sources of liquidity 1 solutions for both on and off 2 from high-growth markets 3 Low cost deposits balance sheet funds Q2’20 AVERAGE BALANCES DEPOSITS Q2’20 AVERAGE COST OF DEPOSITS 2% 3% 24% $177.2B 17% CLIENT 35bps TOTAL CLIENT FUNDS NICHE1: Technology 20% 21% Early-Stage Technology $1 09.3B 3% 10% Healthcare OFF-BALANCE SHEET & Life Sciences CLIENT FUNDS Early-Stage OBS CLIENT FUNDS Healthcare 1% & Life Sciences bps International2 3 $67.9B 9% 3% 17% U.S. PE/VC TOP 50 ON-BALANCE SHEET 3 DEPOSITS 15% Private Bank SVB BANKS Other 32% 23% 40+ liquidity management 68% of total deposits products to meet client needs and 4 optimize mix and pricing are noninterest-bearing 1. As of 6/30/20. Represents management view of client niches. 2. International balances do not tie to regulatory definitions for foreign exposure. Includes clients across all client niches and life-stages, with international PE/VC representing 4% of total client funds. 3. Source: S&P Global Market Intelligence average for 23 of the top 50 US banks by asset size as of July 22, 2020. Q2 2020 Financial Highlights 38 4. Percentage based on Q2’20 average balances.

High-quality and liquid investment portfolio U.S. Treasuries and agency-backed securities make up 93% of fixed income portfolio PERIOD-END AVAILABLE-FOR-SALE SECURITIES PERIOD-END HELD-TO-MATURITY SECURITIES $ Billions $ Billions 18.5 15.5 13.8 14.0 12.9 12.6 12.7 11.1 8.4 7.8 $ $ 2016 2017 2018 2019 Q2'20 2016 2017 2018 2019 Q2'20 U.S. Treasury securities Agency-issued residential mortgage-backed securities U.S. agency debentures Municipal bonds and notes Agency-issued collateralized mortgage obligations – fixed rate Agency-issued commercial mortgage-backed securities Agency-issued collateralized mortgage obligations – variable rate Q2 2020 Financial Highlights 39

Navigating changing rates Strong growth in average earning assets historically has offset lower yields NII (In Millions) NIM Average Fed Funds Rate 7.19% 8.00% 7.00% 5.72% $2,109 6.00% 5.02% $1,903 5.00% 3.73% $1,423 3.57% 2.95% 3.08% 3.19% 3.29% 3.51% 4.00% 3.08% 2.81% $1,152 3.05% $1,044 $1,008 3.00% 1.92% $858 2.16% $699 2.72% 1.83% $528 $620 2.57% 2.00% $377 $384 $420 1.00% 0.64% $371 1.00% 0.16% 0.18% 0.10% 0.14% 0.11% 0.09% 0.13% 0.39% 0.00% 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 1H'20 Levers to drive profitable growth in a low rate environment: Reduced asset Deposit pricing Growth Diversification sensitivity strategy 26% 4% 3 bps 18% AVERAGE INTEREST ASSET SENSITIVITY1 Q2’20 AVERAGE CORE FEE INCOME2 AS A EARNING ASSET GROWTH AS OF 12/31/19 COST OF DEPOSITS PERCENT OF TOTAL REVENUES (1H’20 VS. 1H’19) 1H 2020 1. Management’s sensitivity analysis is based on the expected 12-month impact of a 100 basis point rate shock on net interest income. This is an estimate and is subject to assumptions; actual results may differ. Additional information will be included in our Q2 2020 Form 10-Q report. 2. Non-GAAP financial measure. See “use of non-GAAP financial measures” in our earnings release for more information. Q2 2020 Financial Highlights 40

Improved loan mix Low credit loss experience lending (PE/VC and Private Bank) 59% of loans vs. 30% in 2009 PERIOD-END TOTAL LOANS Early-Stage Investor Dependent (ID) loans, our highest risk $ Billions segment, now only 5% of total loans, down from 11% in 2009 $40. 12% Early-Stage ID % of total loans 36.7 1 $35. 11% 33.2 Other 10% 10% Technology, $30. 28.3 Healthcare & 9% 9% Life Sciences 8% $25. 8% 8% 23.1 6% 19.9 6% Premium Wine $20. Private6% Bank 16.7 6% 6% 14.4 $15. Private Equity/ 5% 5% Venture Capital2 10.9 4% $10. 8.9 7.0 4.5 5.5 2% $5. $. 0% 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 Q2'20 1. Includes $1.8B of PPP loans. 2. Primarily capital call lines of credit. Q2 2020 Financial Highlights 41

Low credit risk capital call lines of credit Largest driver of loan growth over past 6 years; strong underwriting and well-diversified SVB capital call lending PE/VC fund commitments* Short-term lines of credit used by PE and VC funds to support investment activity and bridge to the receipt INVESTMENT VC funds Growth STYLE 18% of Limited Partner capital contributions 24% Real Estate 5% 49% of total loans Debt 9% 18% Other 10% Buyout Zero net losses since inception (1990s) PE Funds 16% Fund of Funds Strong sources of repayment INDUSTRY Energy Other Infrastructure Natural Resources 4% FinTech 4% Life Sciences 9% 37% Technology Real Estate 7% LIMITED PARTNER VALUE OF FUND 8% COMMITMENTS INVESTMENTS Industrial 12% 15% and robust with solid asset Debt secondary markets coverage Consumer * PE/VC portfolio by investment style and industry is based on fund commitments as of June 30, 2020. Q2 2020 Financial Highlights 42

Net warrant gains have more than offset Early-Stage charge-offs over time WARRANT GAINS NET OF EARLY-STAGE LOSSES $ Millions $321M $300 Cumulative300,000 net gains (2002-1H’20, warrants less Early-Stage NCOs) $250 250,000 $200 200,000 $150 138 150,000 $100 89 100,000 71 71 46 55 $50 37 40 50,000 23 38 22 11 19 Net Gains on Equity 8 Warrant Assets 3 3 0 7 $ Early0 -Stage NCOs -1 0 -2 -1 -7 -10 -8 -3 -16 -21 -12 -23 -26 -30 -28 -23 -$50 -13 -35 -50,000 -45 -58 -$100 -100,000 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 1H'20 Q2 2020 Financial Highlights 43

Supporting innovation around the world

2020 YTD VC investment by market[1]

- SVB Financial Group's offices
- SVB Financial Group's international banking network

Canada | China | Germany | India | Ireland | Israel | United Kingdom | United States


$77B
AMERICAS
$22B
EMEA
$35B
APAC

Expanding our platform globally[2]

China	Israel	U.K.	China	Hong Kong	Europe	Canada
2005	2008	2012	2012	2013	2016	2019
Business development office (Beijing)	Business development and representative office	Full-service branch	SPD Silicon Valley Bank (joint venture, offices in Shanghai, Beijing, Shenzhen)	Representative office	Business development offices (Ireland - 2016, Denmark - 2019) Lending branch (Germany - 2018)	Lending branch

1. As of July 14, 2020. Source: Pitchbook.
2. Includes international operations in U.K. Europe, Israel and Asia. Canada is reflected in our US Technology Banking segment. These figures represent a management segment view and do not tie to regulatory definitions of foreign exposure.

Q2 2020 Financial Highlights 44

Growing international activity $5.0B $3.2B INTERNATIONAL AVERAGE LOANS INTERNATIONAL AVERAGE OBS CLIENT FUNDS 14% of total loans 3% of total OBS $6.0 $5.0 $5.0 $5.0 $4.0 $3.9 $3.2 $4.0 $3.0 $3.0 $3.0 $2.8 $2.4 $1.9 $2.0 $2.0 $1.5 $1.1 $1.4 $1.0 $1.0 $0.0 $0.0 2016 2017 2018 2019 1H'20 2016 2017 2018 2019 1H'20 $12.7B $35.2M INTERNATIONAL AVERAGE DEPOSITS INTERNATIONAL CORE FEE INCOME 20% of total deposits 12% of total core fees $16.0 $90.0 $80.0 $14.0 $12.7 $67.0 $12.0 $11.6 $70.0 $10.4 $60.0 $10.0 $54.0 $7.7 $50.0 $8.0 $35.2 $6.6 $40.0 $33.8 $6.0 $28.6 $30.0 $4.0 $20.0 $2.0 $10.0 $0.0 $0.0 2016 2017 2018 2019 1H'20 2016 2017 2018 2019 1H'20 Note: Reflects balances for international operations in U.K., Europe, Israel and Asia; Canada balances included in our US Technology Banking segment. This management segment view does not tie to regulatory definitions of foreign exposure. * 2016-2019 CAGR. Q2 2020 Financial Highlights 45

Strong capital position SVB Financial Group 2016 2017 2018 2019 6/30/201 CET 1 risk-based capital 12.80% 12.78% 13.41% 12.58% 12.64% Tier 1 risk-based capital 13.26 12.97 13.58 13.43 13.62 Total risk-based capital 14.21 13.96 14.45 14.23 14.78 Tier 1 leverage 8.34 8.34 9.06 9.06 8.68 Tangible common equity to tangible assets2 8.15 8.16 8.99 8.39 7.93 Tangible common equity to risk-weighted assets2 12.89 12.77 13.28 12.76 13.68 Silicon Valley Bank 2016 2017 2018 2019 6/30/201 CET 1 risk-based capital 12.65% 12.06% 12.41% 11.12% 11.09% Tier 1 risk-based capital 12.65 12.06 12.41 11.12 11.09 Total risk-based capital 13.66 13.04 13.32 11.96 12.28 Tier 1 leverage 7.67 7.56 8.10 7.30 6.91 Tangible common equity to tangible assets2 7.77 7.47 8.13 7.24 6.89 Tangible common equity to risk-weighted assets2 12.75 11.98 12.28 11.31 12.17 1. Ratios as of June 30, 2020 are preliminary. 2. These are non-GAAP measures. Please see non-GAAP reconciliations at end of this presentation for more information. Q2 2020 Financial Highlights 46

Industry-leading performance 30.00% RETURN ON EQUITY Strong return 30.00% 25.00% on equity 20.57% 20.03% 25.00% 20.00% 20.00% 15.00% 12.38% 10.90% 10.84% 15.00%SVB 12.76% 10.00% 11.80% 8.83% 9.77% 10.00%Peer Average1 5.00% 4.69% 5.00% 0.00% 0.00% 2016 2017 2018 2019 1H'202 Strong total TOTAL SHAREHOLDER RETURN3 AS OF shareholder 6/30/20 return SVB 1.8x S&P 500 1.5x BKX 1.1x 95.8296.39 1/1/2016 7/1/2016 1/1/2017 7/1/2017 1/1/2018 7/1/2018 1/1/2019 7/1/2019 1/1/2020 6/30/2020 1. “Peers” refers to peer group as reported in our proxy statements specific to the years shown and are subject to change on an annual basis. Peer ROE is the average of our peer group using data from S&P Global Market Intelligence. 1H’20 annualized average peer ROE is based on reporting from 7 of 17 peers as of July 22, 2020. 2. Annualized. Q2 2020 Financial Highlights 47 3. Cumulative total return on $100 invested on 12/31/15 in stock or index, including reinvestment of dividends.

Strong, seasoned management team Diverse experience and skills to help direct our growth Greg Becker Dan Beck PRESIDENT AND CEO Marc Cadieux CHIEF FINANCIAL OFFICER SVB FINANCIAL GROUP CHIEF CREDIT OFFICER 3 years at SVB 27 years at SVB 28 years at SVB John China Phil Cox Mike Descheneaux PRESIDENT PRESIDENT OF SVB CAPITAL CHIEF OPERATIONS OFFICER SILICON VALLEY BANK 24 years at SVB 11 years at SVB 14 years at SVB Chris Edmonds- Michelle Draper Laura Izurieta CHIEF MARKETING OFFICER Waters CHIEF RISK OFFICER 7 years at SVB CHIEF HUMAN RESOURCES OFFICER 4 years at SVB 16 years at SVB Michael Zuckert GENERAL COUNSEL 14 years average tenure at SVB 6 years at SVB Q2 2020 Financial Highlights 48

Glossary The following terms are used throughout this presentation to refer to certain SVB-specific metrics: Non-GAAP Measures (Please see non-GAAP reconciliations at the end of this presentation for more information) Core Fee Income – Fees from letters of credit, client investments, credit cards, deposit service charges, foreign exchange and lending-related fees, in aggregate. Core Operating Efficiency Ratio – Calculated by dividing non-interest expense after adjusting for noninterest expense from SVB Leerink and NCI by total revenue, after adjusting for gains or losses on investment securities and equity warrant assets, SVB Leerink investment banking revenue and commissions and NCI. This ratio excludes income and expenses related to SVB Leerink and certain financial items where performance is typically subject to market or other conditions beyond our control. Gains (losses) on Investment Securities, Net of Non-Controlling Interests – Net gains on investment securities include gains and losses from our non-marketable and other equity securities, which include public equity securities held as a result of exercised equity warrant assets, gains and losses from sales of our Available-For-Sale debt securities portfolio, when applicable, and carried interest. This measure excludes amounts attributable to noncontrolling interests for which we effectively do not receive the economic benefit or cost. Other Measures Total Client Funds – The sum of on-balance sheet deposits and off-balance sheet client investment funds. Fixed Income Securities – Available-for-sale ("AFS") and held-to-maturity ("HTM") securities held on the balance sheet. Acronyms CBILS – Coronavirus Business Interruption Loan Scheme NII – Net interest income CLBILS – Coronavirus Large Business Interruption Loan Scheme NIM – Net interest margin ID – Investor Dependent NPL – Non-performing loan LIHTC – Low income housing tax credit funds PE/VC – Private Equity/Venture Capital LOC – Line of credit OBS – Off-balance sheet NCI – Non-controlling interests NCO – Net charge-off Q2 2020 Financial Highlights 49

Non-GAAP reconciliations Q2 2020 Financial Highlights 50

Non-GAAP reconciliation Core Fee Income Year ended December 31, YTD Non-GAAP core fee income (dollars in thousands) 2016 2017 2018 2019 Jun 30, 2020 GAAP noninterest income $456,552 $557,231 $744,984 $1,221,479 $670,782 Less: gains on investment securities, net 51,740 64,603 88,094 134,670 80,923 Less: net gains on equity warrant assets 37,892 54,555 89,142 138,078 39,901 Less: other noninterest income 50,750 59,110 51,858 55,370 27,665 Non-GAAP core fee income plus investment banking $316,170 $378,963 $515,890 $893,361 $522,293 revenue and commissions Less: investment banking revenue — — — 195,177 188,370 Less: commissions — — — 56,346 32,940 Non-GAAP core fee income $316,170 $378,963 $515,890 $641,838 $300,983 See “use of non-GAAP Financial Measures” in our earnings release for more information. Q2 2020 Financial Highlights 51

Non-GAAP reconciliation

Capital ratios

Consolidated (SVBFG) TCE/TA and TCE/RWA

Non-GAAP tangible common equity and tangible assets (dollars in thousands, except ratios)	Year ended December 31, 2016	2017	2018	2019	Jun 30, 2020
GAAP SVBFG stockholders' equity	$3,642,554	$4,179,795	$5,116,209	$6,470,307	$7,319,373
Less: Preferred stock	—	—	—	340,138	340,138
Less: Intangible assets	—	—	—	187,240	184,549
Tangible common equity (TCE)	$3,642,554	$4,179,795	$5,116,209	$5,942,929	$6,794,686
GAAP Total assets	$44,683,660	$51,214,467	$56,927,979	$71,004,903	$85,862,007
Less: Intangible assets	—	—	—	187,240	185,549
Tangible assets (TA)	$44,683,660	$51,214,467	$56,927,979	$70,817,663	$85,677,458
Risk-weighted assets (RWA)	$28,248,750	$32,736,959	$38,527,853	$46,577,485	$49,673,161
Tangible common equity to tangible assets	8.15%	8.16%	8.99%	8.39%	7.93%
Tangible common equity to risk-weighted assets	12.89%	12.77%	13.28%	12.76%	13.68%

Bank only TCE/TA and TCE/RWA

Non-GAAP tangible common equity and tangible assets (dollars in thousands, except ratios)	Year ended December 31, 2016	2017	2018	2019	Jun 30, 2020
Tangible common equity (TCE)	$3,423,427	$3,762,542	$4,554,814	$5,034,095	$5,821,224
Tangible assets (TA)	$44,059,340	$50,383,774	$56,047,134	$69,563,817	$84,519,805
Risk-weighted assets (RWA)	$26,856,850	$31,403,489	$37,104,080	$44,502,150	$47,829,265
Tangible common equity to tangible assets	7.77%	7.47%	8.13%	7.24%	6.89%
Tangible common equity to risk-weighted assets	12.75%	11.98%	12.28%	11.31%	12.17%

svb

See "use of non-GAAP Financial Measures" in our earnings release for more information.

Q2 2020 Financial Highlights 52

Non-GAAP reconciliation

Core Operating Efficiency Ratio

(Dollars in thousands, except ratios)		Year ended December 31, 2016	2017	2018	2019	YTD Jun 30, 2020
GAAP noninterest expense	A	859,797	1,010,655	1,188,193	1,601,262	879,221
Less: amounts attributable to noncontrolling interests		524	813	522	835	270
Non-GAAP noninterest expense, net of noncontrolling interests		859,273	1,009,842	1,187,671	1,600,427	878,951
Less: expense attributable to SVB Leerink		—	—	—	252,677	170,687
Non-GAAP noninterest expense, net of noncontrolling interests and SVB Leerink	B	859,273	1,009,842	1,187,671	1,347,750	708,264
GAAP net interest income		1,150,523	1,420,369	1,893,988	2,096,601	1,037,064
Adjustments for taxable equivalent basis		1,203	3,076	9,201	11,949	7,253
Non-GAAP taxable equivalent net interest income		1,151,726	1,423,445	1,903,189	2,108,550	1,044,317
Less: income attributable to noncontrolling interests		66	33	30	72	26
Non-GAAP taxable equivalent net interest income, net of noncontrolling interests		1,151,660	1,423,412	1,903,159	2,108,478	1,044,291
Less: net interest income attributable to SVB Leerink		—	—	—	1,252	198
Non-GAAP taxable equivalent net interest income, net of noncontrolling interests and SVB Leerink		1,151,660	1,423,412	1,903,159	2,107,226	1,044,093
GAAP noninterest income		456,552	557,231	744,984	1,221,479	670,782
Less: income attributable to noncontrolling interests		8,039	29,452	38,000	48,624	12,531
Non-GAAP noninterest income, net of noncontrolling interests		448,513	527,779	706,984	1,172,855	658,251
Less: Non-GAAP net gains on investment securities, net of noncontrolling interests		43,428	35,416	49,911	86,169	68,130
Less: net gains on equity warrant assets		37,892	54,555	89,142	138,078	39,901
Less: investment banking revenue		—	—	—	195,177	188,370
Less: commissions		—	—	—	56,346	32,940
Non-GAAP noninterest income, net of noncontrolling interests and net of net gains on investments securities, net gains on equity warrants assets, investment banking revenue and commissions		367,193	437,808	567,931	697,085	328,910
GAAP total revenue	C	1,607,075	1,977,600	2,638,972	3,318,080	1,707,846
Non-GAAP taxable equivalent revenue, net of noncontrolling interests and SVB Leerink, net of net gains on investments securities, net gains on equity warrants assets, investment banking revenue and commissions	D	1,518,853	1,861,220	2,471,090	2,804,311	1,373,003
GAAP operating efficiency ratio (A/C)		53.50%	51.11%	45.02%	48.26%	51.48%
Non-GAAP core operating efficiency ratio (B/D)		56.57%	54.26%	48.06%	48.06%	51.59%

svb

See "use of non-GAAP Financial Measures" in our earnings release for more information.

Q2 2020 Financial Highlights 53

Important information regarding forward-looking statements and use of non-GAAP financial measures The Company’s financial results for 2020 reflected in this presentation are unaudited. This document should be read in conjunction with the Company’s SEC filings. Forward-Looking Statements This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance, and are subject to known and unknown risks and uncertainties, many of which may be beyond our control. You can identify these and other forward-looking statements by the use of words such as “becoming,” “may,” “will,” “should,” "could," "would," “predict,” “potential,” “continue,” “anticipate,” “believe,” “estimate,” “seek,” “expect,” “plan,” “intend,” the negative of such words, or comparable terminology. In this presentation, we make forward-looking statements discussing management’s expectations about, among other things: economic conditions; the potential effects of the COVID- 19 pandemic; opportunities in the market; outlook on our clients' performance; our financial, credit, and business performance, including potential investment gains, loan growth, loan mix, loan yields, credit quality, deposits, noninterest income, and expense levels; and financial results. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we have based these expectations on our current beliefs as well as our assumptions, and such expectations may prove to be incorrect. We wish to caution you that such statements are just predictions and actual events or results may differ materially, due to c hanges in economic, business and regulatory factors and trends. Our actual results of operations and financial performance could differ significantly from those expressed in or implied by our management’s forward-looking statements. Important factors that could cause our actual results and financial condition to differ from the expectations stated in the forward-looking statements include, among others: market and economic conditions (including the general condition of the capital and equity markets, and IPO, M&A and financing activity levels) and the associated impact on us (including effects on client demand for our commercial and investment banking and other financial services, as well as on the valuations of our investments); the COVID-19 pandemic and its effects on the economic and business environments in which we operate; changes in the volume and credit quality of our loans; the impact of changes in interest rates or market levels or factors affecting or affected by them, especially on our loan and investment po rtfolios; changes in the levels of our loans, deposits and client investment fund balances; changes in the performance or equity valuations of funds or companies in which we have invested or hold derivative instruments or equity warrant assets; variations from our expectations as to factors impacting our cost structure; changes in our assessment of the creditworthiness or liquidity of our clients or unanticipated effects of credit concentration risks which create or exacerbate deterioration of such creditworthiness or liquidity; variations from our expectations as to factors impacting the timing and level of employee share-based transactions; variations from our expectations as to factors impacting our estimate of our full-year effective tax rate; accounting changes, as required by Generally Accepted Accounting Principles (GAAP); and regulatory, tax or legal changes or their impact on us. The COVID-19 pandemic has created economic and financial disruptions that have adversely affected, and may continue to adversely affect, our business, operations, financial performance and prospects. Even after the COVID-19 pandemic subsides, it is possible that the U.S. and other major economies experience or continue to experience a prolonged recession, which could materially and adversely affect our business, operations, financial performance and prospects. Statements about the effects of the COVID-19 pandemic on our business, operations, financial performance and prospects may constitute forward- looking statements and are subject to the risk that the actual impacts may differ, possibly materially, from what is reflecte d in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond our control, including the scope and duration of the pandemic, actions taken by governmental authorities in response to the pandemic, and the direct and indirect impact of the pandemic on our customers, third parties and us. We refer you to the documents the Company files from time to time with the Securities and Exchange Commission, including (i) our latest Annual Report on Form 10-K, (ii) our Quarterly Report on Form 10-Q for the first quarter of 2020 and (iii) our most recent earnings release filed on Form 8-K. These documents contain and identify important risk factors that could cause the Company’s actual results to differ materially from those contained in our projections or other forward-looking statements. All forward-looking statements included in this presentation are made only as of the date of this presentation. We assume no obligation and do not intend to revise or update any forward-looking statements contained in this presentation, except as required by law. This presentation shall not constitute an offer or solicitation in connection with any securities. Use of Non-GAAP Financial Measures To supplement our financial disclosures that are presented in accordance with GAAP, we use certain non-GAAP measures of financial performance (including, but not limited to, non-GAAP core fee income, non- GAAP noninterest income, non-GAAP net gains on investment securities, non-GAAP non-marketable and other equity securities, non-GAAP noninterest expense and non- GAAP financial ratios) of financial performance. These supplemental performance measures may vary from, and may not be comparable to, similarly titled measures by other companies in our industry. Non-GAAP financial measures are not in accordance with, or an alternative for, GAAP. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. A non-GAAP financial measure may also be a financial metric that is not required by GAAP or other applicable requirement. We believe that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures (as applicable), provide meaningful supplemental information regarding our performance by: (i) excluding amounts attributable to non-controlling interests for which we effectively do not receive the economic benefit or cost of, where indicated, or (ii) providing additional information used by management that is not otherwise required by GAAP or other applicable requirements. Our management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing our operating results and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate a comparison of our performance to prior periods. We believe these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of compan ies in our industry. However, these non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, net income or other financial measures prepared in accorda nce with GAAP. Under the “Use of Non-GAAP Financial Measures” section in our latest earnings release filed as an exhibit to our Form 8-K on July 23, 2020, we have provided reconciliations of, where applicable, the most comparable GAAP financial measures to the non-GAAP financial measures used in this presentation, or a reconciliation of the non-GAAP calculation of the financial measure. Please refer to that section of the earnings release for more information. Q2 2020 Financial Highlights 54

About SVB Financial Group For more than 35 years, SVB Financial Group (NASDAQ: SIVB) and its subsidiaries have helped innovative companies and their investors move bold ideas forward, fast. SVB Financial Group’s businesses, including Silicon Valley Bank, offer commercial, investment and private banking, asset management, private wealth management, brokerage and investment services and funds management services to companies in the technology, life science and healthcare, private equity and venture capital, and premium wine industries. Headquartered in Santa Clara, California, SVB Financial Group operates in centers of innovation around the world. Learn more at www.svb.com. SVB Financial Group is the holding company for all business units and groups © 2020 SVB Financial Group. All rights reserved. SVB, SVB FINANCIAL GROUP, SILICON VALLEY BANK, SVB LEERINK, MAKE NEXT HAPPEN NOW and the chevron device are trademarks of SVB Financial Group, used under license. Silicon Valley Bank is a member of the FDIC and the Federal Reserve System. Silicon Valley Bank is the California bank subsidiary of SVB Financial Group. Q2 2020 Financial Highlights 55

www.svb.com @SVB_Financial Silicon Valley Bank @SVBFinancialGroup Q2 2020 Financial Highlights 56